Exhibit 10.3

Seventh Amendment to the Third Amended and Restated Terminal Services Agreement

This Seventh Amendment to the Third Amended and Restated Terminal Services Agreement ("Amendment") is dated as of May 20,2022, by and between Marathon Petroleum Company LP, a Delaware limited partnership with an address of 539 South Main Street, Findlay, Ohio 45840 ("MPC"), and MPLX Terminals LLC, a Delaware limited liability company with an address of 200 East Hardin Street, Findlay, Ohio 45840 ("Terminal Owner"). Each of MPC and Terminal Owner shall be referred to herein individually as a "Party" or collectively as the "Parties."

    WHEREAS, MPC and Terminal Owner are Parties to that certain Third Amended and Restated Terminal Services Agreement, dated March 1, 2017, as amended on September 1, 2017, October 31, 2017, March 20, 2018, July 1, 2019, December 13, 2019, and September 28, 2020 (as amended, the “Agreement”); and

WHEREAS, MPC and Terminal Owner desire to amend the Agreement to update Schedule 3.1 and Schedule 5.1.

NOW, THEREFORE, in consideration of the forgoing and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

1.    Except for the provisions of the Agreement specifically addressed in this Amendment, all other provisions of the Agreement shall remain in full force and effect.

2.    Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

3.    Schedule 3.1 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 3.1.

4.    Schedule 5.1 of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule 5.1.

5.    The Minimum Quarterly Terminal Volume Commitments for the Charlotte (East), Jacksonville, Florida, Mt. Prospect, Illinois and Rockford, Illinois terminals for the second quarter of 2022 will be prorated to the effective date of this Amendment.

6.    The effective date of this Amendment is May 20,2022.

7.    This Amendment constitutes the entire agreement among the Parties regarding this subject matter and may be amended or modified only by a written instrument signed by each of the Parties and supersedes any other prior agreements or understandings of the Parties relating to this subject matter and the Parties are not relying on any statement, representation, promise or inducement not expressly set forth herein.

8.    This Amendment may be executed in one or more counterparts, and in both original form and one or more photocopies, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective authorized representatives.

Marathon Petroleum Company LP			MPLX Terminals LLC
By: MPC Investment LLC, its General Partner

By:	/s/ P. A. Melton	By:	/s/ L. A. Wilkins

Name:	P. A. Melton	Name:	L. A. Wilkins

Title:	Vice President	Title:	President

Schedule 3.1 - Terminals and Minimum Quarterly Terminal Volume Commitments

Terminal Name	State	Region	Facility Type	Loading Hours	Gallons	RC Assets
						Lanes	Docks	Shell Capacity
Bay City	MI	MW	Pipeline	24/7	71,625,000	3		437,600
Bellevue	OH	MW	Pipeline	24/7	5,664,000	1		-
Belton	SC	SE	Pipeline	24/7	74,949,000	3		370,500
Birmingham	AL	SE	Pipeline	24/7	58,131,000	2		251,000
Brecksville	OH	MW	Pipeline	24/7	30,912,000	2		454,800
Canton	OH	MW	Refinery	24/7	159,134,000	6		48,500
Champaign	IL	MW	Pipeline	24/7	96,441,000	4		554,500
Charleston	WV	MW	Barge	24/7	36,360,000	2	1	165,700
Charlotte (East)	NC	SE	Pipeline	24/7	110,751,000	4		451,800
Cincinnati	OH	MW	Barge	24/7	54,021,000	2	1	438,700
Columbus (East & West)	OH	MW	Pipeline	24/7	197,481,000	4		749,700
Columbus (GA)	GA	SE	Pipeline	24/7	22,335,000	1		132,600
Covington	KY	MW	Barge	24/7	100,056,000	4	1	342,100
Detroit	MI	MW	Refinery	24/7	260,460,000	6		-
Doraville	GA	SE	Pipeline	24/7	52,626,000	2		217,100
Evansville	IN	MW	Barge	24/7	37,686,000	2	1	104,100
Flint	MI	MW	Pipeline	24/7	37,401,000	2		223,800
Ft. Lauderdale (Eisenhower)	FL	SE	Marine	24/7	112,170,000	4	1	559,900
Ft. Lauderdale (Spangler)	FL	SE	Marine	24/7	107,451,000	3	1	473,800
Garyville	LA	SE	Refinery	24/7	61,788,000	2		96,700
Greensboro (Guilford County)	NC	SE	Pipeline	24/7	78,170,000			414,700
Hammond	IN	MW	Pipeline	24/7	117,831,000	3		1,193,800
Heath	OH	MW	Pipeline	24/7	49,524,000	2		11,100
Huntington	IN	MW	Pipeline	24/7	35,220,000	2		187,000
Indianapolis	IN	MW	Pipeline	24/7	64,806,000	3		951,600
Jackson	MI	MW	Pipeline	24/7	21,828,000	2		263,700
Kenova/Catlettsburg Docks	WV/KY	MW	Marine Docks	24/7	712,500,000		4	1,421,100
Knoxville	TN	SE	Pipeline	24/7	77,520,000	4		332,800
Lansing	MI	MW	Pipeline	24/7	59,682,000	3		174,700
Lexington	KY	MW	Pipeline	24/7	79,470,000	3		205,300
Lima	OH	MW	Pipeline	24/7	92,961,000	2		819,100
Louisville (Algonquin)	KY	MW	Barge	24/7	202,890,000	6	1	1,215,400
Louisville (Kramers)	KY	MW	Barge	24/7	115,401,000	4	1	558,300
Macon	GA	SE	Pipeline	24/7	79,296,000	3		294,200
Marietta	OH	MW	Barge	24/7	46,947,000	3	2	170,700
Midland	PA	MW	Barge	24/7	54,573,000	2	1	390,400
Montgomery	AL	SE	Pipeline	24/7	53,745,000	2		191,700
Mt. Vernon	IN	MW	Barge	24/7	105,945,000	1	1	595,000
Muncie	IN	MW	Pipeline	24/7	42,747,000	2		232,600
Nashville (Bordeaux)	TN	SE	Pipeline	24/7	64,008,000	3	1	233,800
Nashville (Downtown)	TN	SE	Barge	24/7	44,289,000	2	1	250,800
Nashville (51st)	TN	SE	Pipeline	24/7	60,903,000	3		331,100
Niles	MI	MW	Pipeline	24/7	74,589,000	2		631,100
North Muskegon	MI	MW	Pipeline	24/7	113,175,000	5		440,200
Oregon	OH	MW	Pipeline	24/7	53,250,000	2		247,800

Paducah	KY	MW	Barge	24/7	30,654,000	2	1	208,300
Powder Springs	GA	SE	Pipeline	24/7	78,300,000	3		338,300
Robinson	IL	MW	Refinery	24/7	74,736,000	4		7,300
Romulus	MI	MW	Pipeline	24/7	27,309,000	3		268,400
Selma (Buffalo)	NC	SE	Pipeline	24/7	123,750,000	3		549,000
Selma (West Oak)	NC	SE	Pipeline	24/7	99,537,000	4		355,000
Speedway	IN	MW	Pipeline	24/7	124,647,000	5		526,300
Steubenville	OH	MW	Pipeline	24/7	16,599,000	2		128,100
Tampa	FL	SE	Marine	24/7	334,203,000	10	1	1,231,700
Viney Branch	KY	MW	Refinery	24/7	114,474,000	6		57,100
Youngstown	OH	MW	Pipeline	24/7	28,176,000	2		131,000

Terminal Complexes:

1.    Brecksville and Canton
2.    Cincinnati and Covington
3.    Evansville and Mt. Vernon
4.    Ft. Lauderdale (Spangler) and Ft. Lauderdale (Eisenhower)
5.    Indianapolis and Speedway
6.    Louisville (Kramers) and Louisville (Algonquin)
7.    Nashville (Bordeaux), Nashville (Downtown) and Nashville (51st)
8.    Selma (Buffalo) and Selma (West Oak)

Schedule 5.1 – Fees

Terminal Name	Base Throughput Fee*	Excess Throughput Fee*
Bay City	0.01734290	0.01430226
Bellevue	0.01407703	0.01407703
Belton	0.01531581	0.01351395
Birmingham	0.01587889	0.01362657
Brecksville	0.03513627	0.01407703
Canton	0.01407703	0.01407703
Champaign	0.01497796	0.01407703
Charleston	0.02432511	0.01452750
Charlotte (East)	0.01554104	0.01385180
Cincinnati	0.03130732	0.01452750
Columbus (GA)	0.02894237	0.01373918
Columbus (OH)	0.01317610	0.01317610
Covington	0.01756813	0.01723029
Detroit LP	0.01407703	0.01407703
Doraville	0.02083400	0.01373918
Evansville	0.02207278	0.01475273
Flint	0.02432511	0.01418965
Ft. Lauderdale (Eisenhower)	0.01891953	0.01418965
Ft. Lauderdale (Spangler)	0.01520319	0.01520319
Garyville	0.01486534	0.01317610
Greensboro (Friendship)	0.01351395	0.01351395

Hammond	0.02038354	0.01328872
Heath	0.01295087	0.01295087
Huntington	0.02049616	0.01430226
Indianapolis	0.02804144	0.01430226
Jackson	0.04189324	0.01430226
Kenova (Catlettsburg Docks)	0.00732006	0.00732006
Knoxville	0.01385180	0.01340133
Lansing	0.01587889	0.01430226
Lexington	0.01418965	0.01385180
Lima	0.01936999	0.01295087
Louisville (Algonquin)	0.01970784	0.01351395
Louisville (Kramers)	0.01677982	0.01418965
Macon	0.01497796	0.01317610
Marietta	0.02286110	0.01452750
Midland	0.02646482	0.01272564
Montgomery	0.01745552	0.01362657
Mt. Vernon	0.01790598	0.01238779
Muncie	0.01801860	0.01407703
Nashville (51st)	0.01858168	0.01362657
Nashville (Bordeaux)	0.01565366	0.01362657
Nashville (Downtown)	0.02218540	0.01362657
Niles	0.02015831	0.01396441
North Muskegon	0.01430226	0.01430226
Oregon	0.01813121	0.01407703

Paducah	0.02871714	0.01407703
Powder Springs	0.01644197	0.01373918
Robinson	0.01475273	0.01373918
Romulus	0.03930307	0.01441488
Selma (Buffalo)	0.01373918	0.01373918
Selma (West Oak)	0.01373918	0.01373918
Speedway	0.01430226	0.01430226
Steubenville	0.03389749	0.01396441
Tampa	0.01542843	0.01430226
Viney Branch	0.01418965	0.01418965
Youngstown	0.02455034	0.01362657

*The table above reflects the fees effective as of January 1, 2022, as adjusted per Section 5.3.

Marine Docks
Kenova/Catlettsburg Docks includes Kenova Light Product, and Catlettsburg Crude, Heavy Oil, and
Light Oil Docks

Kenova/Catlettsburg Docks - $2,815,406 per month (reflects monthly fee effective as January 1, 2022, as adjusted per Section 5.3).

Butane/Natural Gasoline/Pentane Blending

A)    Facilities with Third Party Licensed Blending Technology

From and after July 1, 2019, at facilities at which Energy Transfer Partners LP (“ETP”) licenses blending technology to MPC, Terminal Owner's fee for performing the butane blending service shall be calculated as follows:

Ninety-five percent (95%) of the difference between the Daily Gasoline Value (defined below) and the Daily Butane Value (defined below). Expressed as a formula, the Butane Blending Service Fee is:

Butane Blending Service Fee = (DGV-DBV)* 95%

NOTE: Terminal Owner will reflect an Annual True-Up, as defined in Section 4 of this Schedule 5.1, as a separate line item on any monthly invoices submitted pursuant to this Agreement.

Definitions:

1. Daily Gasoline Value ("DGV"): Expressed as a formula:

DGV = (GB)*(GPV+TF)

GB: number of Gallons of butane blended on a given day at the terminal site.
GPV: daily gasoline posted value per Gallon.
TF: the transportation fee for moving spot purchased gasoline to the terminal for the gasoline grade in which the butane is blended.

a. GPV is calculated by location as follows:

Location	Market	GPV Price Calculation
Bay City	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
Charlotte East	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Lansing	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
Nashville 51st	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Selma Buffalo	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Selma Oak	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices
Speedway	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
North Muskegon	Chicago	Daily posted Argus 85 CBOB and 91 PREM spot prices
Tampa	Gulf Coast	Daily posted Argus 85 CBOB and 91 PREM spot prices

b. TF is the avoided MPC cost of transporting one Gallon of gasoline (in the most cost effective method possible) to a terminal blending location, as verified and provided by MPC's Supply Distribution & Planning - Light Products Project Analysis organization.

2. Daily Butane Value ("DBV"): the daily agreed upon butane purchase price ("BPP") from ETP plus the total daily RIN value (“DRV”), multiplied by the daily total number of butane gallons blended ("GB"). Expressed as a formula:

DBV = (GB)*(BPP+DRV)

Bay City DBV = (GB)*(BPP+1/2DRV)

a. DRV will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually or the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average RINs Cost, postings for prior year’s RINs will be used up to the maximum allowable percentage.

3. Profit Sharing Payment: For each calendar month, a Profit Sharing Payment (“PSP”) is paid by ETP to MPC for volumes blended at the Bay City terminal. The PSP is calculated as the volume of gallons blended (“GB”) at Bay City in such month multiplied by fifty percent multiplied by the following value: (A) the volume weighted daily average of the high and low assessments of Argus posted Chicago Cycle 1 gasoline price (85 CBOB) minus (B) the volume weighted daily average of the high and low assessments of the OPIS posted Mt. Belvieu TET normal butane price minus (C) the average supply cost.

Fee calculations pursuant to this Schedule 5.1 for butane blending services completed prior to July 1, 2019 shall not be affected by changes in the foregoing formulas.

4. Annual True-Up: This cost or revenue is intended to cover changes in the estimated vs actual transportation costs, half of shared maintenance expenses, and estimated vs actual butane purchase costs. The cost or revenue is calculated ETP. MPC will pass ninety-five percent (95%) of this to Terminal Owner.

B)    Facilities Without Third Party Blending Technology

From and after September 1, 2018, at facilities at which no third party licensed blending technology is utilized, Terminal Owner’s fee for performing the butane or pentane blending service shall be calculated as follows:

Ninety-five percent (95%) of the difference between the Tank Daily Gasoline Value (defined below) and the Tank Daily Butane Value (defined below). Expressed as a formula, the Tank Butane Blending Service Fee is:

            Tank Butane Blending Service Fee = (TDGV-TDBV)* 95%
            Or
Ninety-five percent (95%) of the difference between the Tank Daily Gasoline Value (defined below) and the Tank Daily Pentane Value (defined below). Expressed as a formula, the Tank Pentane Blending Service Fee is:

            Tank Pentane Blending Service Fee = (TDGV-TDPV)* 95%

Definitions:

1.    Tank Daily Gasoline Value (“TDGV”): Expressed as a formula:
TDGV = (GB)*(GPV+TF)
    GB: number of Gallons of butane blended on a given day at the terminal site.
    GPV: daily gasoline posted value per gallon.
TF: the avoided transportation fee for moving spot purchased gasoline to the terminal for the gasoline grade in which the butane is blended.

a.    GPV is calculated by location using the daily posted average Argus 85 CBOB or Argus PREM spot prices for the respective blend and market derived from Schedule 3.1.

2.    Tank Daily Butane Value (“TDBV”): the daily agreed upon tank butane purchase price (“TBPP”) from supplier, plus the total daily RIN value (“DRV”), multiplied by the daily total number of butane Gallons blended (“GB”). Expressed as a formula:

TDBV = (GB)*(TBPP+DRV+TC)

a.    TC is the trucking cost of transporting one Gallon of butane (in the most cost effective method possible) to a terminal blending location.

b.    DRV will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually to the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average RINs Cost, posting for prior year’s RINs will be used up to the maximum allowable percentage.

3.    Tank Daily Pentane Value (“TDPV”): the daily agreed upon tank pentane purchase price (“TPPP”) from supplier, plus the total daily RIN value (“DRV”), multiplied by the daily total number of butane Gallons blended (“GB”). Expressed as a formula:
TDPV = (GB) * (TPPP + DRV + TC)

a.    TC is the trucking costs of transporting one Gallon of pentane (in the most cost-effective manner) to a terminal blending location.
b.     DRV will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually or the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average RINs Cost, postings for the prior year’s RINs will be used up to the maximum allowable percentage.

4.    In the event MPC requests a butane skid for temporary use at an MPC owned terminal(s), MPC shall pay an MPLX Tank Butane Blending Equipment Service Fee equal to 5% of the blending value. Expressed as a formula:

a.    MPLX Tank Butane Blending Equipment Service Fee = (TDGV-TDBV)* 5%.

5.    Annual Adjustment to Revenue: This cost or revenue is intended to cover changes in the estimated vs actual transportation costs. Annually during the month of April, MPC will issue an adjustment of revenue to MPLX. This adjustment will be the result in changes of actual vs previously estimated trucking costs associated with delivery of butane to the terminals for the previous April- March.

C)    Kenova Blending

From and after October 31st, 2019, at the Kenova, WV terminal the Terminal Owner’s fee for performing in-line or barge loading blending service shall be calculated as follows:

Ninety-five percent (95%) of the difference between the Marathon Daily Gasoline Value (defined below) and the Marathon Daily Butane Value (defined below) or the Marathon

Daily Pentane Value (defined below). Expressed as a formula the Inline or Barge Blending Service Fee is:

Inline or Barge Blending Service Fee = (MDGV – MDBV) * 0.95
Or
Inline or Barge Blending Service Fee = (MDGV – MDPV) * 0.95

Definitions:
1.    Marathon Daily Gasoline Value (“MDGV”): Expressed as a formula:
MDGV = (GB) * (GPV + KTF)
    GB: Number of Gallons of butane/pentane blended on a given day at the terminal site.
    GPV: daily gasoline posted value per Gallon
    KTF: the additional transportation costs for moving the gasoline barrel produced through butane or pentane blending to the terminal of sale

a.    GPV is calculated by the location using the daily posted averages of either Argus 85 CBOB or Argus Prem spot prices for the respective blend and market derived from Schedule 3.1

2.    Marathon Daily Butane Value (“MDBV”): the daily agreed upon Marathon butane purchase price (“MBPP”) from supplier, plus the total daily RIN value (“DRV”), multiplied by the daily total number of butane Gallons blended (“GB”). Expressed as a formula:
MDBV = (GB) * (MBPP + DRV + TC)

a.    TC is the trucking costs of transporting one Gallon of butane (in the most cost-effective manner) to a terminal blending location.
b.    DRV will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually or the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average RINs Cost, postings for the prior year’s RINs will be used up to the maximum allowable percentage.

3.    Marathon Daily Pentane Value (“MDPV”): the daily agreed upon Marathon pentane purchase price (“MPPP”) from supplier, plus the total daily RIN value (“DRV”), multiplied by the daily total number of butane Gallons blended (“GB”). Expressed as a formula:
MDPV = (GB) * (MPPP + DRV + TC)

a.    TC is the trucking costs of transporting one Gallon of pentane (in the most cost-effective manner) to a terminal blending location.
b.    DRV will be determined by using the percentage of each type of RINs specified by the Renewable Fuel Standard Program updated annually or the most recent requirements and will be adjusted retroactively for any difference between the requirements at the time of the calculation and the requirements contained in a final rule establishing Renewable Volume Obligations for the year. OPIS daily posting for the respective RINs pricing will be used. In order to minimize the daily average

RINs Cost, postings for the prior year’s RINs will be used up to the maximum allowable percentage.

D) Butane Blending into Natural Gasoline at Facilities Without Third Party Licensed Blending Technology

a. Butane Blending into Natural Gasoline Project Service Fee: Prior to MPC requesting Terminal Owner to provide natural gasoline blending services at a Terminal that does not have butane blending into natural gasoline service capabilities, MPC will pay a one-time fee to Terminal Owner as reimbursement for the project capital costs to be incurred by a Terminal to enable such Terminal to provide butane blending into natural gasoline services, as well as an additional charge of 15% of such project capital costs. Prior to any Terminal incurring any project capital costs to be able to provide butane blending into natural gasoline services for MPC, the Parties will agree upon the Butane Blending into Natural Gasoline Project Services Fee for each Terminal providing such services.

b. Butane Blending into Natural Gasoline Services Fee: From and after August 20th, 2019 at any Terminal with no third-party licensed blending technology utilized, Terminal Owner’s fee for performing butane blending into natural gasoline services shall be calculated as follows, expressed as a formula:
Natural Gas Blending Services Fee = $1.58 * the number of barrels of butane blended into natural gasoline

Ethanol Denaturing

$0.02 per Gallon of undenatured ethanol.

Unit Train Ethanol Receipts

Beginning on January 15, 2017 and continuing thereafter for so long as the Master Terminal Services Agreement by and between MPC and ECO Energy Distribution Services, LLC dated October 19, 2015 (the "ECO Agreement") has not terminated, been cancelled or otherwise expired pursuant to its terms or agreement of the parties thereto, each of the following shall apply:

1. MPC shall pay Terminal Owner $0.0135 per Gallon for Unit Train Ethanol Receipts; provided that the invoice for the month ending March 31 of each year (or upon termination of the ECO Agreement, prorated according to the time of such termination) shall include an additional fee of $0.0135 per Gallon of Unit Train Ethanol Receipts that are less than 111,360,000 Gallons for the 12-month period ending on March 31 of the same year (prorated for the time period between January 15, 2017 through March 31, 2017. The $0.0135 per Gallon fee set forth in this Section shall be adjusted at the time of and in an amount equal to any adjustment to the Throughput Fees (as defined in the ECO Agreement) pursuant to Section 6.l(b) of the ECO Agreement, as may be amended from time to time.

At the end of each Calendar Quarter, Terminal Owner shall credit MPC on the monthly invoice (or upon termination of the ECO Agreement, prorated according to the time of such termination) an amount equal to the sum of (a) the Base Throughput Fee for Selma (Buffalo) set forth in Schedule 5.1 (as adjusted) multiplied by the volume (in Gallons) of ethanol redelivered by truck from the Selma (Buffalo) Terminal to the Selma (West Oak) Terminals during such Calendar Quarter; and (b) the Base Throughput Fee for Selma (Buffalo) set forth in Schedule 5.1 (as adjusted) multiplied by the volume (in Gallons) of ethanol redelivered per MPC's direction from the Selma (Buffalo) Terminal into trucks for ECO during such Calendar Quarter.

Ethanol Excess Volume Value Capture

MPC will pay Terminal Owner fees as calculated herein for EV at Terminals where sales volume is made on a temperature corrected basis.

The value will be calculated via the following method: Multiply the volume by the price per the calculations described in the following two paragraphs.

The volume will be calculated via the following method: The American Petroleum Institute’s Manual of Petroleum Measurement Standards Chapter 11.3.4 “Miscellaneous Hydrocarbon Properties – Denatured Ethanol and Gasoline Blend Densities and Volume Correction Factors” (“Chapter 11.3.4”) provides data-based equations for Blends of Gasoline and Ethanol (“BGE”). Chapter 11.3.4 addresses excess volumes of gasohol (“EV”) created when gasoline and ethanol components are blended together. EV for truck rack throughput at Terminals equipped with Terminal Automation Software (TAS) will be calculated using the equation in Chapter 11.3.4 performed by TAS for any BGE. The TAS will be programmed to calculate EV by multiplying these BGE volumes by the correction factors as calculated using the equation from Chapter 11.3.4. This process of crediting Terminal Owner with the EV based on the technology Terminal Owner installed and maintains at its Terminals is known as “Ethanol Excess Volume Value Capture.”

The price will be calculated via the following method: Each Terminal is assigned to the CHICAGO (Midwest-designated as ‘MW’) or US GULF COAST (Southeast-designated as ‘SE’) region based on Schedule 3.1. EV credited to Terminal Owner will be valued using the non-weighted monthly average ARGUS 85 Assessment MID CBOB price for given market based on the location of the Terminal. The Midwest (‘MW’) will be using West Shore and Gulf Coast (‘SE’) will be using Pasadena posted pricing.